UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2009
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33278 (Commission File Number)	20-5961564 (I.R.S. Employer Identification No.)

Address of principal executive offices:	637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code:	(919) 767- 3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 4, 2009, Harris Stratex Networks, Inc. (the “Company”) announced that Thomas L. Cronan III, age 49, has been appointed as the Company’s Senior Vice President, Chief Financial Officer, effective May 4, 2009.
     Mr. Cronan will succeed Sally Dudash, who resigned as the Company’s Senior Vice President, Chief Financial Officer effective February 13, 2009, as previously reported by the Company in a Current Report on Form 8-K filed on February 4, 2009.
     Prior to his appointment as the Company’s Senior Vice President, Chief Financial Officer, Mr. Cronan served as Chief Financial Officer of AeroScout, Inc., a provider of wireless asset monitoring solutions, since 2008. From 2007 to 2008, Mr. Cronan served as Chief Financial Officer of Ooma Inc., a provider of Voice over Internet Protocol hardware and services to consumers. Between 2001 and 2007, Mr. Cronan worked for Redback Networks Inc., an Internet network equipment provider, first as Vice President, General Counsel, U.S. and Assistant Secretary from 2001 and 2003, and then as Senior Vice President, Finance and Administration and Chief Financial Officer from 2003 until the sale of the company to Ericsson in January 2007.
     A copy of the press release announcing Mr. Cronan’s appointment as Senior Vice President, Chief Financial Officer is attached hereto as Exhibit 99.1.
     In connection with the hiring of Mr. Cronan, the Company and Mr. Cronan entered into an Employment Agreement (the “Employment Agreement”), effective as of April 18, 2009. The Company may terminate the Employment Agreement without cause at any time and Mr. Cronan may terminate the Employment Agreement with at least 10 days’ notice to the Company.
     The Employment Agreement currently provides for an annual base salary of $300,000, subject to annual adjustment by the Board of Directors. Starting with the Company’s 2010 fiscal year, Mr. Cronan will be eligible to participate in the Company’s Annual Incentive Plan, with a target annual bonus of 50% of base salary. Mr. Cronan will also be entitled to participate, on a prorated basis, in the Company’s 2009 fiscal year Annual Incentive Plan on the same basis. Mr. Cronan will also be eligible to participate in the Company’s Long-Term Incentive Program, as defined by the Board of Directors. The GAAP value of Mr. Cronan’s award under the Long-Term Incentive Plan will be $430,000. The expected structure of the award is as follows: (a) 50% of such value will be represented by stock options with a three-year vesting period (with partial vesting on the first, second and third anniversaries of award) and (b) 50% of such value will be represented by performance shares subject to minimum financial performance goal achievement for the three-year period ending with the Company’s 2011 fiscal year and the continued employment of Mr. Cronan at the end of such three-year period. The final structure of Mr. Cronan’s Long-Term Incentive Program award is subject to determination by the Board of Directors.
     Under the Employment Agreement, Mr. Cronan is also entitled to receive a one-time cash payment of $50,000 payable on the first payroll date after Mr. Cronan’s start date (which amount must be repaid to the Company in the event that Mr. Cronan resigns (other than for “good reason,” as defined in the Employment Agreement) prior to six (6) months after Mr. Cronan’s start date).
     In the event that Mr. Cronan resigns from the Company without good reason, he will not be entitled to any compensation or benefits from the Company other than those earned through the date of termination of employment. For purposes of the Employment Agreement, in the event that Mr. Cronan resigns from the Company without good reason, no part of the Annual Incentive Plan for the year in which such resignation occurs, no part of the performance shares of the multi-year period in which such resignation occurs and no part of unvested options will be deemed earned.
     If Mr. Cronan’s employment by the Company is terminated by the Company for “cause,” as defined in the Employment Agreement or by reason of death, he will not be entitled to any compensation or benefits from the Company other than those earned through the date of such termination.
     If Mr. Cronan’s employment by the Company is terminated by the Company without cause and Mr. Cronan signs a general release in favor of the Company, Mr. Cronan will be entitled to the following severance benefits: (a) all compensation and benefits that are earned but unpaid through the date of termination, (b) monthly severance payments at Mr. Cronan’s final base salary rate for a period of twelve (12) months following such termination, (c) payment of premiums necessary to continue group health insurance under COBRA (or other comparable health insurance coverage), (d) the prorated portion of any Annual Incentive Plan bonus that Mr. Cronan would have earned, if any, during the Annual Incentive Plan period in which Mr. Cronan’s employment terminates and (e) if the termination occurs prior to the first (1st) anniversary of the start date, accelerated vesting under initially-awarded stock options to the extent vesting that would have occurred through the first (1st) anniversary of the award date, but no other vesting will occur;

however, Mr. Cronan will be entitled to purchase any vested shares of stock that are subject to options (after giving effect to such acceleration) until the earlier of (x) twelve (12) months following the termination date or (y) the date on which the applicable options expire.
     In the event that Mr. Cronan resigns from his employment with the Company for good reason and signs a release in favor of the Company, he will be entitled to the same severance benefits and payments payable by the Company in the event of a termination by the Company without cause, as described above.
     If, within eighteen (18) months following any “change of control,” as defined in the Employment Agreement, Mr. Cronan is terminated by the Company without cause or if Mr. Cronan resigns from his employment with the Company for good reason and signs a release in favor of the Company, he will be entitled to the severance benefits and payments payable by the Company in the event of a termination by the Company without cause as described above; provided, however, that the twelve (12) month time periods with respect to the post-termination severance payments of Mr. Cronan’s final base salary rate, payment of group health insurance premiums and stock option exercise periods will each be increased by an additional twelve (12) months. The Company will also accelerate the vesting of all unvested stock options granted to Mr. Cronan such that all stock options will be fully vested as of the date of such termination or resignation. With respect to performance shares, if and to the extent the minimum performance criteria for any performance measurement period in which such termination occurs are satisfied, a pro rata portion of the performance shares for such period will vest upon the Board of Directors’ determination that the relevant performance criteria have been satisfied.
     Mr. Cronan is subject to non-compete provisions during the term of the Employment Agreement and the period during which severance payments are made to Mr. Cronan pursuant to the Employment Agreement.
     A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are furnished herewith:

10.1	Employment Agreement dated April 18, 2009 between Harris Stratex Networks, Inc. and Thomas L. Cronan III

99.1	Press Release dated May 4, 2009, announcing the appointment of Thomas L. Cronan III as Senior Vice President, Chief Financial Officer

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ J. Russell Mincey
	Name:	J. Russell Mincey
	Title:	Interim Principal Accounting Officer, Global Corporate Controller

Date: May 5, 2009

EXHIBIT INDEX

Exhibit No.
Under
Regulation S-K,
Item 601	Description
10.1	Employment Agreement dated April 18, 2009 between Harris Stratex Networks, Inc. and Thomas L. Cronan III

99.1	Press Release dated May 4, 2009, announcing the appointment of Thomas L. Cronan III as Senior Vice President, Chief Financial Officer